Exhibit 3.7

                          CERTIFICATE OF INCORPORATION           FILED
                                                            MAR 31 1988 10AM
                                       OF                     [ILLEGIBLE]
                                                           SECRETARY OF STATE
                             CBI DISTRIBUTING CORP.

      1. The name of the corporation is

                             CBI DISTRIBUTING CORP.

      2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of stock which the corporation shall have authority to issue is three thousand (3,000); all of such shares shall be without par value.

      5. The name and mailing address of the incorporator, is as follows:

               Name                                Mailing Address
               ----                                ---------------
        Harold E. Berritt                  Pryor, Cashman, Sherman & Flynn
                                           410 Park Avenue
                                           New York, New York 10022

      6. The corporation is to have perpetual existence.

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      7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

      8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

      9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this l6th day of March, 1988.

                                           /s/ Harold E. Berritt
                                           -------------------------------
                                           Harold E. Berritt, Incorporator


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                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/14/1999
                                                           991240613 - 2155440

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

      1. The name of the corporation (hereinafter called the "corporation") is

                            CBI DISTRIBUTING CORP.

      2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

      3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

      4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on June 1, 1999.

                                          /s/ Kathleen E. Rossi
                                          ---------------------------------
                                          KATHLEEN E. ROSSI, Vice President




                                         DE BC D-COA CERTIFICATE OF CHANGE 03/96

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                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 04/07/2000
                                                           001181427 - 2155440

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                      AND
                               REGISTERED OFFICE

                                     *****

      CBI Distributing Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

      The Board of Directors of CBI Distributing Corp. adopted the following resolution on the February 16, 2000.

      Resolved, that the registered office of CBI Distributing Corp. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

      IN WITNESS WHEREOF, CBI Distributing Corp. has caused this statement to be signed by Kathleen E. Rossi, its Vice President, this 3/7/00.

                                          /s/ Kathleen E. Rossi
                                          ---------------------------------
                                          KATHLEEN E. ROSSI, Vice President

(DEL. - 264 - 6/15/94)
CT System

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                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 01/31/2003
                                                           030068165 - 2155440

                             CERTIFICATE OF MERGER

                                       of

                        CSL, Inc., a Delaware corporation

                                      into

                  CBI DISTRIBUTING CORP., a Delaware corporation

      Pursuant to Section 251 of the Delaware General Corporation Law (the "Delaware Act"), CSL, Inc., a Delaware corporation and CBI DISTRIBUTING CORP., a Delaware corporation, hereby certify the following:

      1. The constituent business corporations participating in the merger are:
CSL, Inc., a Delaware corporation and CBI DISTRIBUTING CORP., a Delaware corporation.

      2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of Subsection (c) of Section 251 of the Delaware Act.

      3. The name of the surviving corporation in the merger herein certified is CBI DISTRIBUTING CORP. (the "Surviving Corporation").

      4. The Certificate of Incorporation of the Surviving Corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the Delaware Act.

      5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid Surviving Corporation, the address of which is as follows: 3 SW 129th Avenue, Pembroke Pines, FL 33027.

      6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid Surviving Corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

      7. The effective time of this Certificate of Merger shall be February 2, 2003, and that, insofar as the General Corporation Law of the State of Delaware shall govern the same, said time shall be the effective merger time.

      IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger this 30 day of January, 2003.

CSL, Inc.

By: /s/ Ira Kaplan
    --------------------------------
Name:  Ira Kaplan
Title: Senior Vice President

CBI DISTRIBUTING CORP.

By: /s/ David Ovis
    --------------------------------
Name:  David Ovis
Title: Vice President

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